                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                  July 28, 2003

                         JANUS HOTELS AND RESORTS, INC.
               (Exact name of Registrant as specified in Charter)


 Delaware                              0-22745                13-2572712
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 (State or Other Jurisdiction       (Commission               (IRS Employer
       of Incorporation)            File Number)            Identification No.)

        2300 Corporate Blvd., N.W., Suite 232, Boca Raton, FL 33431-8596
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               (Address of principal executive office) (Zip Code)

        Registrant's telephone number including area code: (561) 997-2325

                                       N/A
        ----------------------------------------------------------------
          (Former name or Former Address, if Changed Since Last Report)
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ITEM 5.     OTHER EVENTS.

      As of July 28, 2003, Janus Hotels and Resorts, Inc., a Delaware corporation (the "Corporation"), entered into an Agreement and Plan of Merger with Janus Acquisition, Inc., a Delaware corporation ("Acquisition"). The merger agreement contemplates that, subject to the approval of the Corporation's shareholders and other customary closing conditions, the Corporation will be merged with and into Acquisition, with Acquisition as the surviving corporation. In connection with the Merger Agreement, each holder of the Corporation's common stock, except for Acquisition, will be entitled to receive $0.65 per share.

      Acquisition was formed by Louis S. Beck and Harry G. Yeaggy, Chairman / Chief Executive Officer, and Vice Chairman, respectively, of the Corporation for the purpose of taking the Corporation private. At present, Messrs. Beck and Yeaggy control approximately 70.4% of the Corporation's issued and outstanding common stock.

      A copy of the merger agreement is attached hereto as Exhibit 2.1.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (c)   Exhibits

         Exhibit No.           Description
         2.1                   Agreement and Plan of Merger dated as of July
                               28, 2003 between Janus Hotels and Resorts, Inc.
                               and Janus Acquisition, Inc.

         99.1 Press Release dated July 28, 2003, announcing the proposed merger between Janus Hotels and Resorts, Inc. and Janus Acquisition, Inc.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Janus Hotels and Resorts, Inc.
                                    ------------------------------
                                             (Registrant)


Dated:  August 1, 2003              By:  /s/ Richard A. Tonges
                                         -------------------------------
                                         Name:  Richard A. Tonges
                                         Title: Vice President - Finance


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